Delaware The First State	Page 1

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “TCW SPECIALTY LENDING IX LLC”, FILED IN THIS OFFICE ON THE FIFTH DAY OF JANUARY, A.D. 2026, AT 7:08 O`CLOCK P.M.

Authentication: 202728700 Date: 01-06-26
10461152 8100 SR# 20260031089
You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

This Certificate of Formation of TCW Specialty Lending IX LLC is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §§ 18-101. et seg.).

1.	Name: The name of the limited liability company is TCW Specialty Lending IX LLC (the “Company”).

2.	Registered Office: The address of its registered office in the State of Delaware is 1209 Orange Street, in the city of Wilmington, zip code 19801.

3.

Registered Agent: The name and address of the registered agent of process on the limited liability company in the State of Delaware is National Registered Agents, Inc., 1209 Orange Street, in the city of Wilmington, zip code 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 5th day of January, 2026.

By:
Name:	Zachary Edelman
Title:	Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:08 PM 01/05/2026
FILED 07:08 PM 01/05/2026
SR 20260031089 - File Number 10461152